Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE dated as of July 12, 2006 among PETROHAWK ENERGY CORPORATION, a Delaware corporation (the “Company”) and the successor by way of merger to KCS Energy, Inc., a Delaware corporation (“KCS”), the parties listed on the signature page hereof as Guarantors (each a “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Trustee”), to the Indenture dated as of April 1, 2004, as amended (the “Indenture”, capitalized terms used herein and not otherwise defined having the respective meanings specified in the Indenture) among KCS, the Guarantors and the Trustee.

RECITALS

A. KCS has merged with and into the Company on the date hereof, and the Company is the survivor of such merger.

B. The Company is entering into this Second Supplemental Indenture pursuant Section 5.1 of the Indenture in order expressly to assume all the obligations of KCS under the Securities, the Indenture and the Registration Rights Agreement.

C. Each Guarantor is entering into this Second Supplemental Indenture to confirm that its Subsidiary Guarantee of the Securities will apply to the Company’s obligations under the Indenture and the Securities.

D. Simultaneously with the execution and delivery hereof by the parties hereto, certain subsidiaries of the Company are entering into a supplemental indenture substantially in the form of Exhibit E to the Indenture in order to become additional Guarantors.

E. This Second Supplemental Indenture may be entered into without the consent of any Holder pursuant to Section 9.1(3) of the Indenture.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

1. The Company expressly assumes all the obligations of KCS under the Securities, the Indenture and the Registration Rights Agreement.

2. Each Guarantor confirms that its Subsidiary Guarantee will apply to the Company’s obligations under the Indenture and the Securities.

3. On and after the date hereof each reference in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in the Securities or the Subsidiary Guarantees to the “Indenture”, “thereunder”, “thereof” or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as supplemented hereby and each reference in the Securities to “this Security”, “hereunder”, “hereof” or words of like import referring to the Securities shall mean and be a reference to the Securities as supplemented hereby and each reference in the Subsidiary Guarantees to “the Securities”, “thereunder”, “thereof” or words of like import referring to the Securities shall mean and be a reference to the Securities as supplemented hereby.

4. Except as specifically supplemented above, the Indenture, the Securities and the Subsidiary Guarantees are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

5. Nothing in this Second Supplemental Indenture shall be construed to modify, impair, alter, waive, or amend any rights of the Trustee or Holders arising from or relating to the merger under Section 4.11 of the Indenture.

6. This Second Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of an original executed signature page hereof.

7. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first-above written.

PETROHAWK ENERGY CORPORATION		U.S. BANK NATIONAL ASSOCIATION, as indenture trustee

By	/s/ Floyd C. Wilson	By	/s/ Stephen Rivero
	Floyd C. Wilson President and Chief Executive Officer	Name: Title:	Stephen Rivero Vice President

GUARANTORS:

KCS RESOURCES, INC.		MEDALLION CALIFORNIA PROPERTIES COMPANY

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson
	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer

KCS ENERGY SERVICES, INC.		PROLIQ, INC.

By	/s/ Floyd C. Wilson	By	/s/ Floyd C. Wilson
	Floyd C. Wilson President and Chief Executive Officer		Floyd C. Wilson President and Chief Executive Officer